EXHIBIT 3.2

                           AMENDED AND RESTATED BYLAWS

                                       OF

                              SMARTDISK CORPORATION

                             A DELAWARE CORPORATION


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                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
                              ARTICLE ONE: OFFICES

1.1        Registered Office and Agent..............ERROR! BOOKMARK NOT DEFINED.
1.2        Other Offices.......................................................5

                      ARTICLE TWO: MEETINGS OF STOCKHOLDERS

2.1        Annual Meeting......................................................5
2.2        Special Meeting.....................................................5
2.3        Place of Meetings...................................................5
2.4        Notice..............................................................5
2.5        Voting List.........................................................5
2.6        Quorum..............................................................6
2.7        Required Vote; Withdrawal of Quorum.................................6
2.8        Method of Voting; Proxies...........................................6
2.9        Record Date.........................................................7
2.10       Conduct of Meeting..................................................7
2.11       Notice Requirements for Director Nominations and
              Shareholder Proposals............................................4
2.13       Inspectors..........................................................9

                            ARTICLE THREE: DIRECTORS

3.1        Management.........................................................10
3.2        Number; Qualification; Term........................................10
3.3        Change in Number...................................................10
3.4        Vacancies..........................................................10
3.5        Meetings of Directors..............................................11
3.6        First Meeting......................................................11
3.7        Election of Officers...............................................11
3.8        Regular Meetings...................................................11
3.9        Special Meetings...................................................11
3.10       Notice.............................................................11
3.11       Quorum; Majority Vote..............................................11
3.12       Procedure..........................................................12
3.13       Presumption of Assent..............................................12
3.14       Action Without a Meeting...........................................12
3.15       Compensation.......................................................12

                                      (i)

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                            ARTICLE FOUR: COMMITTEES

4.1        Designation........................................................12
4.2        Number; Qualification; Term........................................12
4.3        Authority..........................................................13
4.4        Committee Changes..................................................13
4.5        Alternate Members of Committees....................................13
4.6        Regular Meetings...................................................13
4.7        Special Meetings...................................................13
4.8        Quorum; Majority Vote..............................................13
4.9        Minutes............................................................14
4.10       Compensation.......................................................14
4.11       Responsibility.....................................................14

                              ARTICLE FIVE: NOTICES

5.1        Method.............................................................14
5.2        Waiver.............................................................14

                              ARTICLE SIX: OFFICERS

6.1        Officers and Their Election........................................14
6.2        Term of Office.....................................................15
6.3        Vacancies..........................................................15
6.4        Chairman of the Board..............................................15
6.5        Chief Executive Officer............................................15
6.6        President..........................................................15
6.7        Vice Presidents....................................................15
6.8        Chief Financial Officer............................................15
6.9        Assistant Chief Financial Officers; Treasurer......................16
6.10       Secretary..........................................................16
6.11       Assistant Secretaries..............................................16
6.12       Salaries...........................................................16
6.13       Removal............................................................17
6.14       Bond...............................................................17
6.15       Resignations.......................................................17

                  ARTICLE SEVEN: CERTIFICATES AND SHAREHOLDERS

7.1        Certificates for Shares............................................17
7.2        Destroyed Certificates.............................................17
7.3        Transfer of Shares.................................................17
7.4        Registered Stockholders............................................18
7.5        Regulations,.......................................................18
7.6        Legends............................................................18

                                      (ii)

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                     ARTICLE EIGHT: MISCELLANEOUS PROVISIONS

8.1        Dividends..........................................................18
8.2        Reserves...........................................................18
8.3        Books and Records..................................................18
8.4        Fiscal Year........................................................19
8.5        Seal...............................................................19
8.6        Resignations.......................................................19
8.7        Securities of Other Corporations...................................19
8.8        Telephone Meetings.................................................19
8.9        Invalid Provisions.................................................19
8.10       Mortgages, etc.....................................................19
8.11       Headings...........................................................20
8.12       References.........................................................20
8.13       Amendments.........................................................20

                                     (iii)

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                           AMENDED AND RESTATED BYLAWS

                                       OF

                              SMARTDISK CORPORATION

                             A DELAWARE CORPORATION

         WHEREAS, the directors of SmartDisk Corporation, a Delaware corporation (the "Corporation") desire to amend and restate certain provisions of the existing Bylaws of Corporation as enacted on March 14, 1997;

         WHEREAS, the provisions of the Bylaws of the Corporation heretofore amended and/or supplemented, and as herein amended, restated and integrated into the single instrument which is hereinafter set forth, and which is entitled the Amended and Restated Bylaws of Smartdisk Corporation without any further amendments other than the amendments herein certified and without any discrepancy between the provisions of the Bylaws heretofore enacted and the provisions of the single instrument hereinafter set forth (these "Bylaws"); and

         WHEREAS, the amendments and restatements set forth herein have been duly adopted by the board of directors in accordance with the Restated Certificate of Incorporation of the Corporation and the General Corporation Law of the State of Delaware.

         The Bylaws of the Corporation, as amended and restated herein, shall as of the effective time hereof, read as follows:

                                    PREAMBLE

         These Bylaws are subject to, and governed by, the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law") and the certificate of incorporation of the Corporation. In the event of a direct conflict between the provisions of these Bylaws and the mandatory provisions of the Delaware General Corporation Law or the provisions of the certificate of incorporation of the Corporation, such provisions of the Delaware General Corporation Law or the certificate of incorporation of the Corporation, as the case may be, will be controlling.

                              ARTICLE ONE: OFFICES

         1.1 REGISTERED OFFICE AND AGENT. The registered office and registered agent of the Corporation shall be as designated from time to time by the appropriate filing by the Corporation in the office of the Secretary of State of the State of Delaware.


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         1.2 OTHER OFFICES. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the board of directors may from time to time determine or as the business of the Corporation may require.

                      ARTICLE TWO: MEETINGS OF STOCKHOLDERS

         2.1 ANNUAL MEETING. An annual meeting of stockholders of the Corporation shall be held each calendar year on such date and at such time as shall be designated from time to time by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice of such meeting. At such meeting, the stockholders shall elect directors and transact such other business as may properly be brought before the meeting. Failure to hold an annual meeting as required by these Bylaws shall not invalidate any action taken by the board of directors or officers of the Corporation.

         2.2 SPECIAL MEETING. A special meeting of the stockholders, for any purpose or purposes, may be called only by the Chairman of the Board, the Chief Executive Officer or President or the board of directors pursuant to a resolution approved by the affirmative vote of a majority of directors then in office.

         2.3 PLACE OF MEETINGS. An annual meeting of stockholders may be held at any place within or without the State of Delaware designated by the board of directors. A special meeting of stockholders may be held at any place within or without the State of Delaware designated in the notice of the meeting or a duly executed waiver of notice of such meeting. Meetings of stockholders shall be held at the principal office of the Corporation unless another place is designated for meetings in the manner provided herein.

         2.4 NOTICE. Written or printed notice stating the place, day, and time of each meeting of the stockholders and, in case of a special meeting, the purpose or purposes for which the meeting is called shall be delivered not less than ten nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the Chief Executive Officer or President, the Secretary, or the officer or person(s) calling the meeting, to each stockholder of record entitled to vote at such meeting. If such notice is to be sent by mail, it shall be directed to such stockholder at his address as it appears on the records of the Corporation, unless he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, in which case it shall be directed to him at such other address. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy and shall not, at the beginning of such meeting, object to the transaction of any business because the meeting is not lawfully called or convened, or who shall, either before or after the meeting, submit a signed waiver of notice, in person or by proxy.

         2.5 VOTING LIST. At least ten days before each meeting of stockholders, the Secretary or other officer of the Corporation who has charge of the Corporation's stock ledger, either directly or through another officer appointed by him or through a transfer agent appointed by the board of directors, shall prepare a complete list of stockholders entitled to vote thereat, arranged in alphabetical order and showing the address of each stockholder and number of shares

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registered in the name of each stockholder. For a period of ten days prior to such meeting, such list shall be kept on file at a place within the city where the meeting is to be held, which place shall be specified in the notice of meeting or a duly executed waiver of notice of such meeting, or if not so specified, at the place where the meeting is to be held and shall be open to examination by any stockholder during ordinary business hours. Such list shall be produced at such meeting and kept at the meeting at all times during such meeting and may be inspected by any stockholder who is present.

         2.6 QUORUM The holders of a majority of the outstanding shares entitled to vote on a matter, present in person or by proxy, shall constitute a quorum at any meeting of stockholders, except as otherwise provided by law, the certificate of incorporation of the Corporation, or these Bylaws. If a quorum shall not be present, in person or by proxy, at any meeting of stockholders, the stockholders entitled to vote thereat who are present, in person or by proxy, or, if no stockholder entitled to vote is present, any officer of the Corporation may adjourn the meeting from time to time, without notice other than announcement at the meeting (unless the board of directors, after such adjournment, fixes a new record date for the adjourned meeting), until a quorum shall be present, in person or by proxy. At any adjourned meeting at which a quorum shall be present, in person or by proxy, any business may be transacted which may have been transacted at the original meeting had a quorum been present; provided that, if the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

         2.7 REQUIRED VOTE; WITHDRAWAL OF QUORUM.. When a quorum is present at any meeting, the vote of the holders of at least a majority of the outstanding shares entitled to vote who are present, in person or by proxy, shall decide any question brought before such meeting, unless the question is one on which, by express provision of statute, the certificate of incorporation of the Corporation, or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. The stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

         2.8 METHOD OF VOTING; PROXIES. Except as otherwise provided in the certificate of incorporation of the Corporation or by law, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. Elections of directors need not be by written ballot. At any meeting of stockholders, every stockholder having the right to vote may vote either in person or by a proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. Each such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after three years from the date of its execution, unless otherwise provided in the proxy. If no date is stated in a proxy, such proxy shall be presumed to have been executed on the date of the meeting at which it is to be voted. Each proxy shall be revocable unless expressly provided therein to be irrevocable and coupled with an interest sufficient in law to support an irrevocable power or unless otherwise made irrevocable by law.

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         2.9 RECORD DATE. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, for any such determination of stockholders, such date in any case to be not more than 60 days and not less than ten days prior to such meeting nor more than 60 days prior to any other action. If no record date is fixed:

                  (i) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

                  (ii) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

                  (iii) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

         2.10 CONDUCT OF MEETING. The Chairman of the Board, if such office has been filled, and, if not or if the Chairman of the Board is absent or otherwise unable to act, the Chief Executive Officer or President shall preside at all meetings of stockholders. The Secretary shall keep the records of each meeting of stockholders. In the absence or inability to act of any such officer, such officer's duties shall be performed by the officer given the authority to act for such absent or non-acting officer under these Bylaws or by some person appointed by the meeting.

         2.11 NOTICE REQUIREMENTS FOR DIRECTOR NOMINATIONS AND SHAREHOLDER PROPOSALS.

         (a) Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this Bylaw, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Bylaw.

         (b) Nominations by shareholders shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than 90 days nor more than 120 days prior to the first anniversary of the date of the notice of preceding year's annual meeting; PROVIDED, HOWEVER, that in the event that the date of the annual meeting is changed by more than 30 days from such anniversary date,

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notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made, and
(b) in the case of a special meeting at which directors are to be elected, not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made. Such shareholder's notice shall set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to the shareholder giving the notice (A) the name and address, as they appear on the Corporation's books, of such shareholder and (B) the class and number of shares of the Corporation which are beneficially owned by such shareholder and also which are owned by such shareholder and also which are owned of record by such shareholder; and (iii) as to the beneficial owner, if any, on whose behalf the nomination is made, (A) the name and address of such person and (B) the class and number of shares of the Corporation which are beneficially owned by such person. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee.

         (c) No person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this Bylaw. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Bylaw, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Bylaw.

         (d) At an annual meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any shareholder of the Corporation who is a shareholder of record at the time of giving of the notice provided for in this Bylaw, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Bylaw.

         (e) For business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of paragraph (d) of this Bylaw, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the date of the notice of the preceding year's annual meeting; PROVIDED, HOWEVER, that in the event that the date of the meeting is changed by more than 30 days from such anniversary date, to be timely, notice by the shareholder must be received no later than the close of business on the 10th day following

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the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder of record and by the beneficial owner, if any, on whose behalf the proposal is made and (iv) any material interest of such shareholder of record and the beneficial owner, if any, on whose behalf the proposal is made in such business.

         Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Bylaw. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the procedures prescribed by this Bylaw, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Bylaw, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Bylaw.

         2.12 INSPECTORS. The board of directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act, the chairman of the meeting shall, or if inspectors shall not have been appointed, the chairman of the meeting may, appoint one or more inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies and shall receive votes, ballots, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots, or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request, or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders.

                            ARTICLE THREE: DIRECTORS

         3.1 MANAGEMENT. The business and property of the Corporation shall be managed by the board of directors. Subject to the restrictions imposed by law, the certificate of incorporation of the Corporation, or these Bylaws, the board of' directors may exercise all the powers of the Corporation.

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         3.2 NUMBER; QUALIFICATION; TERM. The number of directors which shall constitute the entire board of directors shall be not less than three. The first board of directors shall consist of the number of directors named in the certificate of incorporation of the Corporation or, if no directors are so named, shall consist of the number of directors elected by the incorporator(s) at an organizational meeting or by unanimous written consent in lieu thereof. Thereafter, within the limits above specified, the number of directors which shall constitute the entire board of directors shall be determined by resolution of the board of directors. Except as otherwise required by law, the certificate of incorporation of the Corporation, or these Bylaws, the directors shall be elected at an annual meeting of stockholders at which a quorum is present. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors. At each annual meeting of stockholders, directors elected to succeed those whose terms are then expiring shall be elected for a full term of office expiring at the third succeeding annual meeting of stockholders after their election. Except as otherwise required by law, whenever the holders of any one or more series of preferred stock shall have the right, voting separately as a class, to elect one or more directors of the corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders. Each director shall hold office until his successor shall have been elected and qualified or until his earlier death, resignation or removal. Directors need not be residents of Delaware or stockholders of the corporation. Each director must have attained the age of majority.

         3.3 CHANGE IN NUMBER. No decrease in the number of directors constituting the entire board of directors shall have the effect of shortening the term of any incumbent director.

         3.4 VACANCIES. Unless otherwise provided in the certificate of incorporation, any vacancy or any newly created directorship resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by the affirmative vote of two directors if there are only two directors remaining, or by the sole remaining director. Any director elected by one or more directors to fill a newly created directorship or other vacancy shall hold office until the next election of the class for which such directors shall have been chosen and until his or her successor shall have been elected and qualified, or, if earlier, until his death, resignation, or removal from office. If there are no directors in office, an election of directors may be held in the manner provided by statute. When one or more directors shall resign from the board of directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in these Bylaws with respect to the filling of other vacancies.

         3.5 MEETINGS OF DIRECTORS. The directors may hold their meetings and may have an office and keep the books of the Corporation, except as otherwise provided by statute, in such place or places within or outside the State of Delaware as the board of directors may from time to time determine or as shall be specified in the notice of such meeting or duly executed waiver of notice of such meeting.

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         3.6 FIRST MEETING. Each newly elected board of directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of stockholders, and no notice of such meeting shall be necessary.

         3.7 ELECTION OF OFFICERS. At the first meeting of the board of directors after each annual meeting of stockholders at which a quorum shall be present, the board of directors shall elect the officers of the Corporation.

         3.8 REGULAR MEETINGS. Regular meetings of the board of directors shall be held at such times and places as shall be designated from time to time by resolution of the board of directors. Notice of such regular meetings shall not be required.

         3.9 SPECIAL MEETINGS. Special meetings of the board of directors shall be held whenever called by the Chairman of the Board, the Chief Executive Officer or President, or any other two directors.

         3.10 NOTICE. The Secretary shall give notice of each special meeting to each director, it least 24 hours before the meeting. Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to him. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

         3.11 QUORUM; MAJORITY VOTE. At all meetings of the board of directors, a majority of the directors fixed in the manner provided in these Bylaws shall constitute a quorum for the transaction of business. If at any meeting of the board of directors there be less than a quorum present, a majority of those present or any director solely present may adjourn the meeting from time to time without further notice. Unless the act of a greater number than is required by law, the certificate of incorporation of the Corporation, or these Bylaws, the act of a majority of the directors present at a meeting at which a quorum is in attendance shall be the act of the board of directors. At any time that the certificate of incorporation of the Corporation provides that directors elected by the holders of a class or series of stock shall have more or less than one vote per director on any matter, every reference in these Bylaws to a majority or other proportion of directors shall refer to a majority or other proportion of the votes of such directors.

         3.12 PROCEDURE. At meetings of the board of directors, business shall be transacted in such order as from time to time the board of directors may determine. The Chairman of the Board, if such office has been filled, and, if not or if the Chairman of the Board is absent or otherwise unable to act, the Chief Executive Officer or President shall preside at all meetings of the board of directors. In the absence or inability to act of either such officer, a chairman shall be chosen by the board of directors from among the directors present. The Secretary of the Corporation shall act as the secretary of each meeting of the board of directors unless the board of directors appoints another person to act as secretary of the meeting. The board of directors shall keep regular minutes of its proceedings which shall be placed in the minute book of the Corporation.

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         3.13 PRESUMPTION OF ASSENT. A director of the Corporation who is present at the meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward any dissent by certified or registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

         3.14 ACTION WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the board of directors may be taken without a meeting, without prior notice and without a vote, if all members of the board consent thereto in writing and the writing or writings are filed with the minutes of the proceedings of the board.

         3.15 COMPENSATION. The board of directors shall have the authority to fix the compensation, including fees and reimbursement of expenses, paid to directors for attendance at regular or special meetings of the board of directors or any committee thereof; provided, that nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity or receiving compensation therefor.

                            ARTICLE FOUR: COMMITTEES

         4.1 DESIGNATION. The board of directors may, by resolution adopted by a majority of the entire board of directors, designate one or more committees.

         4.2 NUMBER; QUALIFICATION; TERM. Each committee shall consist of one or more directors appointed by resolution adopted by a majority of the entire board of directors. The number of committee members may be increased or decreased from time to time by resolution adopted by a majority of the entire board of directors. Each committee member shall serve as such until the earliest of (i) the expiration of his term as director, (ii) his resignation as a committee member or as a director, or (iii) his removal as a committee member or as a director.

         4.3 AUTHORITY. Each committee, to the extent expressly provided in the resolution establishing such committee, shall have and may exercise all of the authority of the board of directors in the management of the business and property of the Corporation except to the extent expressly restricted by law, the certificate of incorporation of the Corporation or these Bylaws.

         4.4 COMMITTEE CHANGES. The board of directors shall have the power at any time to fill vacancies in, to change the membership of, and to discharge any committee.

         4.5 ALTERNATE MEMBERS OF COMMITTEES. The board of directors may designate one or more directors as alternate members of any committee. Any such alternate member may replace any absent or disqualified member at any meeting of the committee. If no alternate committee members have been so appointed to a committee or each such alternate committee member is absent or disqualified, the member or members of such Committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously

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appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.

         4.6 REGULAR MEETINGS. Regular meetings of any committee may be held without notice at such time and place as may be designated from time to time by the committee and communicated to all members thereof.

         4.7 SPECIAL MEETINGS. Special meetings of any committee may be held whenever called by any committee member. The committee member calling any special meeting shall cause notice of such special meeting, including therein the time and place of such special meeting, to be given to each committee member at least two days before such special meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of any committee need be specified in the notice or waiver of notice of any special meeting.

         4.8 QUORUM; MAJORITY VOTE. At meetings of any committee, a majority of the number of members designated by the board of directors shall constitute a quorum for the transaction of business. If a quorum is not present at a meeting of any committee, a majority of the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. The act of a majority of the members present at any meeting at which a quorum is in attendance shall be the act of a committee, unless the act of a greater number is required by law, the certificate of incorporation of the Corporation, or these Bylaws.

         4.9 MINUTES. Each committee shall cause minutes of its proceedings to be prepared and shall report the same to the board of directors upon the request of the board of directors. The minutes of the proceedings of each committee shall be delivered to the Secretary of the Corporation for placement in the minute books of the Corporation.

         4.10 COMPENSATION. Committee members may, by resolution of the board of directors, be allowed a fixed sum and expenses of attendance, if any, for attending any committee meetings or a stated salary.

         4.11 RESPONSIBILITY. The designation of any committee, and the delegation of authority to it, shall not operate to relieve the board of directors or any director of any responsibility imposed upon it or such director by law.

                              ARTICLE FIVE: NOTICE

         5.1 METHOD. Whenever by statute, the certificate of incorporation of the Corporation, or these Bylaws, notice is required to be given to any committee member, director, or stockholder and no provision is made as to how such notice shall be given, personal notice shall not be required and any such notice may be given (a) in writing, by mail, postage prepaid, addressed to such committee member, director, or stockholder at his address as it appears on the books or (in the case of a stockholder) the stock transfer records of the Corporation, or (b) by any other method permitted by law (including but not limited to overnight courier service, telegram,

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telex, or facsimile). Any notice required or permitted to be given by mail shall be deemed to be delivered and given at the time when the same is deposited in the United States mail as aforesaid. Any notice required or permitted to be given by overnight courier service shall be deemed to be delivered and given at the time delivered to such service with all charges prepaid and addressed as aforesaid. Any notice required or permitted to be given by telegram, telex, or telefax shall be deemed to be delivered and given at the time transmitted with all charges prepaid and addressed as aforesaid.

         5.2 WAIVER. Whenever any notice is required to be given to any stockholder, director, or committee member of the Corporation by statute, the certificate of incorporation of the Corporation, or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Attendance of a stockholder, director, or committee member at a meeting shall constitute a waiver of notice of such meeting, except where such person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                              ARTICLE SIX: OFFICERS

         6.1 OFFICERS AND THEIR ELECTION. The officers of the corporation shall be a Chief Executive Officer, a President, a Secretary, a Chief Financial Officer and such Vice Presidents, Assistant Secretaries, Assistant Chief Financial Officers and other officers as the board of directors may from time to time determine and elect or appoint. The board of directors may appoint one of its members to the office of Chairman of the Board and another of its members to the office of Vice-Chairman of the Board and from time to time define the powers and duties of these offices notwithstanding any other provisions of these Bylaws. All officers shall be elected by the board of directors and shall serve at the will of the board of directors. Any officer may, but need not, be a Director. Two or more offices may be held by the same person.

         6.2 TERM OF OFFICE. The Chief Executive Officer, the President, the Chief Financial Officer and the Secretary shall hold office until his successor is elected and qualified or until his earlier resignation or removal.

         6.3 VACANCIES. Any vacancy at any time existing in any office may be filled by the board of directors.

         6.4 CHAIRMAN OF THE BOARD. The board of directors may, in its discretion, elect a Chairman of the Board from among its members. He may be the Chief Executive Officer of the corporation if so designated by the Board, and he shall preside at all meetings of the board of directors at which he is present and shall exercise and perform such other powers and duties as may from time to time be assigned to him by the board of directors or prescribed by the Bylaws.

         6.5 CHIEF EXECUTIVE OFFICER. The Board of Directors may elect a Chief Executive Officer of the corporation who may also be the Chairman of the Board or President of the corporation or both. It shall be his duty and he shall have the power to see that all orders and

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resolutions of the board of directors are carried into effect. He shall from time to time report to the board of directors all matters within his knowledge which the interests of the corporation may require to be brought to its notice. The Chief Executive Officer, when present, shall preside at all meetings of the stockholders and, unless there shall be a Chairman of the Board, of the board of directors, unless otherwise provided by the board of directors.

         6.6 PRESIDENT. If there is no Chief Executive Officer, the President shall be the chief executive officer of the corporation except as the board of directors may otherwise provide. The President shall perform such duties and have such powers additional to the foregoing as the board of directors shall designate.

         6.7 VICE PRESIDENTS. In the absence or disability of the Chief Executive Officer or President, his powers and duties shall be performed by the Vice President, if only one, or, if more than one, by the one designated for the purpose by the board of directors. Each Vice President shall perform such duties and have such powers additional to the foregoing as the board of directors shall designate.

         6.8 CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall be the treasurer of the corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as shall be designated by the board of directors or in the absence of such designation in such depositories as he shall from time to time deem proper. The Chief Financial Officer (or any Assistant Chief Financial Officer) shall sign all stock certificates as treasurer of the corporation. He shall disburse the funds of the corporation as shall be ordered by the Board of Directors, taking proper vouchers for such disbursements. He shall promptly render to the Chief Executive Officer and to the board of directors such statements of his transactions and accounts as the Chief Executive Officer and board of directors respectively may from time to time require. The Chief Financial Officer shall perform such duties and have such powers additional to the foregoing as the board of directors may designate.

         6.9 ASSISTANT CHIEF FINANCIAL OFFICERS; TREASURER. In the absence or disability of the Chief Financial Officer, his powers and duties shall be performed by the Assistant Chief Financial Officer or by the Treasurer, if only one, or if more than one, by the one designated for the purpose by the board of directors or by the Treasurer. Each Assistant Chief Financial Officer or the Treasurer shall perform such duties and have such powers additional to the foregoing as the board of directors shall designate.

         6.10 SECRETARY. The Secretary shall issue notices of all meetings of stockholders, of the board of directors and of committees thereof where notices of such meetings are required by law or these Bylaws. He shall record the proceedings of the meetings of the stockholders and of the board of directors and shall be responsible for the custody thereof in a book to be kept for that purpose. He shall also record the proceedings of the committees of the board of directors unless such committees appoint their own respective secretaries. Unless the board of directors shall appoint a transfer agent and/or registrar, the Secretary shall be charged with the duty of keeping,

                                       12
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or causing to be kept, accurate records of all stock outstanding, stock certificates issued and stock transfers. He shall sign such instruments as require his signature. The Secretary shall have custody of the corporate seal and shall affix and attest such seal on all documents whose execution under seal is duly authorized. In his absence at any meeting, an Assistant Secretary or the Secretary pro tempore shall perform his duties thereat. He shall perform such duties and have such powers addition to the foregoing as the Board of Directors shall designate.

         6.11 ASSISTANT SECRETARIES. In the absence or disability of the Secretary, his powers and duties shall be performed by the Assistant Secretary, if only one, or, if more than one, by the one designated for the purpose by the board of directors. Each Assistant Secretary shall perform such duties and have such powers additional to the foregoing as the Board of Directors shall designate.

         6.12 SALARIES. The salaries and other compensation of officers, agents and employees shall be fixed from time to time or under authority from the board of directors. No officer shall be prevented from receiving a salary or other compensation by reason of the fact that he is also a Director of the corporation.

         6.13 REMOVAL. The board of directors may remove any officer, either with or without cause, at any time.

         6.14 BOND. The Corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise.

         6.15 RESIGNATIONS. Any officer of the Corporation may resign as an officer at any time by giving written notice to the board of directors, to the Chairman of the Board, if any, to the Chief Executive Officer or to the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time be not specified, upon receipt thereof; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                  ARTICLE SEVEN: CERTIFICATES AND SHAREHOLDERS

         7.1 CERTIFICATES FOR SHARES. Certificates for shares of stock of the Corporation shall be in such form as shall be approved by the board of directors. The certificates shall be signed by the Chairman of the Board or the Chief Executive Officer or President or a Vice President and also by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer. Any and all signatures on the certificate may be a facsimile and may be settled with the seal of the Corporation or a facsimile thereof. If any officer, transfer agent, or registrar who has signed, or whose facsimile signature has been placed upon, a certificate has ceased to be such officer, transfer agent, or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue. The certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued and shall exhibit the holder's name and the number of shares.

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

         7.2 DESTROYED CERTIFICATES. The board of directors may direct a new certificate or certificates to be issued in place of a certificate or certificates theretofore issued by the Corporation and alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or certificates representing shares to be lost or destroyed. When authorizing such issue of a new certificate or certificates the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond with a surety or sureties satisfactory to the Corporation in such sum as it may direct as indemnity against any claim, or expense resulting from a claim, that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost or destroyed.

         7.3 TRANSFER OF SHARES. Shares of stock of the Corporation shall be transferable only on the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, the Corporation or its transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

         7.4 REGISTERED STOCKHOLDERS. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

         7.5 REGULATIONS. The board of directors shall have the power and authority to make all such rules and regulations as they may deem expedient, including, without limitation, a requirement that a transferor furnish a legal opinion or such other evidence as is reasonably satisfactory to the Corporation and its counsel that any proposed transfer of shares does not violate the registration requirements of any state or federal securities law, concerning the issue, transfer, and registration or the replacement of certificates for shares of stock of the Corporation.

         7.6 LEGENDS. The board of directors shall have the power and authority to provide that certificates representing shares of stock bear such legends as the board of directors deems appropriate to assure that the Corporation does not become liable for violations of federal or state securities laws or other applicable law.

                     ARTICLE EIGHT: MISCELLANEOUS PROVISIONS

         8.1 DIVIDENDS. Subject to provisions of law and the certificate of incorporation of the Corporation, dividends may be declared by the board of directors at any regular or special meeting and may be paid in cash, in property, or in shares of stock of the Corporation. Such declaration and payment shall be at the discretion of the board of directors.

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

         8.2 RESERVES. There may be created by the board of directors out of funds of the Corporation legally available therefor such reserve or reserves as the directors from time to time, in their discretion, consider proper to provide for contingencies, to equalize dividends, or to repair or maintain any property of the Corporation, or for such other purpose as the board of directors shall consider beneficial to the Corporation, and the board of directors may modify or abolish any such reserve in the manner in which it was created.

         8.3 BOOKS AND RECORDS. The Corporation shall keep correct and complete books and records of account, shall keep minutes of the proceedings of its stockholders and board of directors and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each.

         8.4 FISCAL YEAR. The fiscal year of the Corporation shall be fixed by the board of directors. provided, that if such fiscal year is not fixed by the board of directors and the selection of the fiscal year is not expressly deferred by the board of directors, the fiscal year shall be the calendar year.

         8.5 SEAL. The seal of the Corporation shall be such as from time to time may be approved by the board of directors.

         8.6 RESIGNATIONS. Any director, committee member, or officer may resign by so stating at any meeting of the board of directors or by giving written notice to the board of directors, the Chairman of the Board, the Chief Executive Officer or President, or the Secretary. Such resignation shall take effect at the time specified therein or, if no time is specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         8.7 SECURITIES OF OTHER CORPORATIONS. The Chairman of the Board, the Chief Executive Officer or President, or any Vice President of the Corporation shall have the power and authority to transfer, endorse for transfer, vote, consent, or take any other action with respect to any securities of another issuer which may be held or owned by the Corporation and to make, execute, and deliver any waiver, proxy, or consent with respect to any such securities.

         8.8 TELEPHONE MEETINGS. Stockholders (acting for themselves or through a proxy), members of the board of directors, and members of a committee of the board of directors may participate in and hold a meeting of such stockholders, board of directors, or committee by means of a conference telephone or similar communications equipment by means of which persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         8.9 INVALID PROVISIONS. If any part of these Bylaws shall be held invalid or inoperative for any reason, the remaining parts, so far as it is possible and reasonable, shall remain valid and operative.

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

         8.10 MORTGAGES, ETC. With respect to any deed, deed of trust, mortgage, or other instrument executed by the Corporation through its duly authorized officer or officers, the attestation to such execution by the Secretary of the Corporation shall not be necessary to constitute such deed, deed of trust, mortgage, or other instrument a valid and binding obligation against the Corporation unless the resolutions, if any, of the board of directors authorizing such execution expressly state that such attestation is necessary.

         8.11 HEADINGS. The headings used in these Bylaws have been inserted for administrative convenience only and do not constitute matter to be construed in interpretation.

         8.12 REFERENCES. Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender should include each other gender where appropriate.

         8.13 AMENDMENTS. The Board of Directors shall have the power to adopt, alter, amend or repeal the Bylaws of the Corporation by vote of not less than a majority of the directors then in office. The holders of shares of capital stock of the Corporation entitled at the time to vote for the election of directors shall, to the extent such power is at the time conferred on them by applicable law, also have the power to adopt, alter, amend or repeal the bylaws of the Corporation, but only if such action receives the affirmative vote of at least 80% of the outstanding Voting Stock (as defined in the Corporation's Certificate of Incorporation), voting together as a single class.

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

         The undersigned, the Secretary of the Corporation, hereby certifies that the foregoing bylaws were adopted by the directors of the Corporation as of July 22, 1999.

                                        /s/ TIMOTHY TOMLINSON
                                        ----------------------------------------
                                        Timothy Tomlinson, Secretary